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                                                                     EXHIBIT 2.2

                      AMENDMENT TO ASSET PURCHASE AGREEMENT


                  This AMENDMENT, dated as of October 16, 1996 (this "Amendment"), among PLUM CREEK TIMBER COMPANY, L.P., a Delaware limited partnership (the "Buyer"), RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation (the "Seller Parent"), and NEW RIVER TIMBER, LLC, a Delaware limited liability company (the "Company" and, together with the Seller Parent, the "Sellers") and a wholly owned subsidiary of the Seller Parent, to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of August 6, 1996, among the Buyer and the Sellers,


                                   WITNESSETH:

                  WHEREAS, the Buyer and the Sellers have executed and delivered the Asset Purchase Agreement;

                  WHEREAS, Section 12.4 of the Asset Purchase Agreement provides that no amendment or modification of the Asset Purchase Agreement shall be valid or binding unless set forth in writing;

                  WHEREAS, the Buyer and the Sellers have agreed to amend certain provisions of the Asset Purchase Agreement, as provided in this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used herein without definition are used as defined in the Asset Purchase Agreement.
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                  2. Amendment to Section 1.1. Section 1.1 of the Asset Purchase
Agreement is hereby amended by amending the definition of the term "Forestry Consultant" to read in its entirety as follows:

                     "Forestry Consultant" shall mean such firm as may be mutually acceptable to the Sellers and the Buyer in their reasonable judgment."

                  3. Amendment to Section 2.3. Section 2.3 of the Asset Purchase Agreement is hereby amended by inserting the phrase ", and subject to adjustment following the Closing pursuant to Section 2.4(d)" immediately prior to the semicolon at the end of clause (i) thereof.

                  2. Amendment to Section 2.4(d)(i). Section 2.4(d)(i) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                     "(d) Adjustment for Excess Harvesting. (i) In the event that, after the date hereof and prior to the Closing, (x) the respective amounts of pine sawlogs, pine pulpwood and hardwood pulpwood harvested for the portion of calendar 1996 preceding the Closing Date exceed by more than five percent (5%) the respective Scheduled Amounts thereof (which harvesting may in any event include cutting diseased or insect-infested trees), or (y) the amount of hardwood sawlogs harvested for the portion of calendar 1996 preceding the Closing Date exceeds an amount equal to the Scheduled Amount of hardwood sawlogs plus an amount equal to five percent (5%) of such Scheduled Amount plus 1,500 ccf (one hundred cubic feet of solid wood) of hardwood sawlogs, or (z) the aggregate amount of pine sawlogs, hardwood sawlogs, pine pulpwood and hardwood pulpwood harvested for the portion of calendar 1996 preceding the Closing Date exceeds 505,000 ccf, the Base Purchase Price shall be adjusted after the Closing to reflect such excess harvesting, to the extent of such excess (without duplication among any



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         such excess amounts). The amount of any such adjustment to the Base
         Purchase Price under this Section 2.4(d)(i) shall be mutually determined by the parties hereto based on the books and records of the Sellers related to the harvesting prior to the Closing of pine sawlogs, hardwood sawlogs, pine pulpwood and hardwood pulpwood (collectively, the "Harvesting Records"). Each party will make the Harvesting Records in such party's possession available for inspection by any other party at such other party's reasonable request. If the parties are unable to agree on the amount of any such adjustment within thirty (30) days from the Closing Date, such amount shall be determined by the Forestry Consultant, whose determination shall be conclusive and binding upon the Sellers and the Buyer."

                  4. Amendment to Section 2.4(d)(i). Section 2.4(e) of the Asset Purchase Agreement is hereby amended by adding immediately after words "Section 2.4(a)" in the first sentence thereof the words "and Section 2.4(d)".

                  5. Amendment to Section 5.1. Section 5.1 of the Asset Purchase Agreement is hereby amended by adding the following clause to the end of the second sentence thereof:

         ", provided that prior to the Closing the Sellers shall be entitled to harvest an additional amount of hardwood sawlogs not to exceed 1,500 ccf (one hundred cubic feet of solid wood) as long as the aggregate amount of pine sawlogs, hardwood sawlogs, pine pulpwood and hardwood pulpwood harvested for the portion of calendar 1996 preceding the Closing Date does not exceed 505,000 ccf".

                  6. Amendment to Section 6.1(a). The second sentence of Section 6.1(a) of the Asset Purchase Agreement is hereby amended by replacing the phrase "twelve (12)" with the phrase "thirteen (13)".


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                  7. Amendment to Section 10.4(d)(iii). Section 10.4(d)(iii) of
the Asset Purchase Agreement is hereby amended by inserting the words "and management" after the phrase "proper and adequate defense" where the same appears therein, and by inserting the following sentences as the second and third sentences thereof:

         "Whether or not a Third Party Claim has been made or commenced with respect to any Excluded Liability, the Buyer shall cooperate with each Seller in all reasonable respects in connection with the defense and management of such Excluded Liability, and render such assistance to each Seller as may be reasonably requested in order to ensure the proper and adequate defense and management thereof, including making available records relating to such Excluded Liability and furnishing, without expense to the Sellers, such employees of the Buyer and its Affiliates as may be reasonably necessary for the preparation of such defense and management or for testimony as witnesses. Whether or not a Third Party Claim has been made or commenced with respect to any Assumed Liability, the Sellers shall cooperate with the Buyer in all reasonable respects in connection with the defense and management of such Assumed Liability, and render such assistance to the Buyer as may be reasonably requested in order to ensure the proper and adequate defense and management thereof, including making available records relating to such Assumed Liability and furnishing, without expense to the Buyer, such employees of the Sellers and their respective Affiliates as may be reasonably necessary for the preparation of such defense and management or for testimony as witnesses."

                  8. Miscellaneous. Except as expressly amended and modified hereby, the Asset Purchase Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect. The section and other headings in this Amendment are inserted solely as a matter of convenience and for


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reference, are not a part of this Amendment, and shall not be deemed to affect the meaning or interpretation of this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflict of laws principles or rules of such state.



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                  IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed on its behalf, all on the day and year first above written.

                                            PLUM CREEK TIMBER COMPANY,
                                            L.P.

                                            By:  Plum Creek Management
                                                 Company, L.P., its General
                                                 Partner


                                            By:/s/James A. Kraft
                                               -----------------------------
                                               Name: James A. Kraft
                                               Title: Vice President,
                                               General Counsel and Secretary


                                            RIVERWOOD INTERNATIONAL
                                            CORPORATION


                                            By:/s/ B.H. Chastaine
                                               -----------------------------
                                               Name: Bill H. Chastaine
                                               Title: Secretary


                                            NEW RIVER TIMBER, LLC


                                            By:/s/ B.H. Chastaine
                                               ------------------------------
                                               Name: Bill H. Chastaine
                                               Title: Vice President and
                                                      Secretary



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